UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2025

EIGHTCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Larry Holmes Drive Suite 313 Easton, PA	18042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 8, 2025, Eightco Holdings Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several investors, including certain of the Company’s officers and directors (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, subject to certain conditions precedent contained therein, the Company agreed to sell, and the Purchasers agreed to purchase, up to an aggregate of $270.0 million in gross proceeds, including $20 million from Bitmine Immersion Technologies Inc. (before deduction of applicable fees and expenses associated with the transaction), from the sale of common stock, par value $0.001 per share (the “Common Stock”), and/or pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants” and, together with the shares of Common Stock, collectively, the “Securities”), at a purchase price of $1.46 per share (the “Offering”).

On September 9, 2025 (the “Closing Date”), pursuant to the Purchase Agreement, the Company issued to the Purchasers 178,284,653 shares of Common Stock and Pre-Funded Warrants to purchase 6,646,855 shares of Common Stock. The net proceeds to the Company from the Offering are approximately $261 million, after deducting fees and expenses in connection with the Offering.

Master Loan Agreement

Pursuant to the Purchase Agreement, the Company has agreed to use the net proceeds from the sale of the Securities to the Purchasers to fund the acquisition of WLD, the native cryptocurrency of the Worldcoin ecosystem (“WLD”), and the establishment of a WLD treasury operation, as well as pay all transaction fees and expenses, and, with respect to not more than five percent of the net proceeds (after the payment of such fees and expenses) of the transaction, for working capital and general corporate purposes in furtherance of the Company’s existing business and its treasury management. To advance the Company’s planned WLD treasury operation, on September 7, 2025, ORB Subsidiary One LLC, a wholly-owned subsidiary of the Company, entered into a Master Loan Agreement with a third party lender to provide a short term loan of up to $200 million to make initial purchases of WLD, with interest accruing on the loan amounts outstanding at a rate of 8% per annum.

Registration Rights Agreement

In connection with entering into the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “RRA”). Pursuant to the RRA, the Company agrees to file a registration statement to register for resale the Securities within the thirty (30) day period following the issuance of the Securities, and have such registration statement declared effective by the Securities and Exchange Commission within another specified period as set forth in the RRA. If the Company fails to meet these filing or effectiveness deadlines, or if the registration statement ceases to be effective, the Company will be required to pay the Purchasers certain amounts as liquidated damages as set forth in the RRA.

Consulting Agreement

On September 9, 2025 the Company entered into a consulting agreement (the “DACA”) with Worldcoin Tower LLC (the “Consultant”), pursuant to which the Company appointed the Consultant to provide certain consulting services with respect to the Company’s digital asset treasury strategy as described in the DACA (the “Treasury Strategy”) on commercially reasonable terms. The Consultant has the authority to select and engage operational partners to engage in activities related to or in furtherance of the Treasury Strategy. As compensation for the Consultant’s services rendered pursuant to the DACA, the Company will pay the Consultant a fee equal to one percent of the Company’s treasury assets under management (“AUM”) up to $1 billion (and 0.5% over $1 billion and 0.25% over $5 billion) and an initial setup fee of $150,000. Pursuant to the terms of the DACA, the Consultant shall be entitled to milestone payments in the amount equal to (i) 2.00% of treasury AUM upon the treasury AUM value exceeding $2.0 billion; and (ii) 1.00% of treasury AUM upon the treasury AUM value exceeding $20.0 billion. The Consultant will also be eligible to earn a discretionary success fee. The DACA has an initial term of five years, and, if not terminated for cause as defined in the DACA prior to the expiration of the initial term, the DACA will automatically renew for an additional five-year term on the same terms and conditions. If the DACA is terminated by the Company, certain liquidated damages provisions will apply.

Strategic Advisor Agreement

On September 9, 2025 the Company entered into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”) with Worldcoin Tower Instant LLC (the “Strategic Advisor”), pursuant to which the Company engaged the Strategic Advisor to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of six months, which may be extended by mutual written agreement of the Company and Strategic Advisor. Either the Company or the Strategic Advisor may terminate the Strategic Advisor Agreement upon 90 days’ prior written notice or for cause, as provided in the Strategic Advisor Agreement. Under the Strategic Advisor Agreement, the Company issued Strategic Advisor warrants (the “Strategic Advisor Warrants”) to purchase an amount of shares of the Company’s Common Stock (the “Strategic Advisor Warrants Shares”) equal to five percent of the aggregate number of shares of Common Stock of the Company on a fully diluted basis, including all outstanding shares and shares of Common Stock issuable pursuant to outstanding options, warrants and other convertible securities as of the Closing Date.

On the Closing Date, the Company issued to the Strategic Advisor, Strategic Advisor Warrants which may be exercised for the purchase of up to 9,917,844 shares of Common Stock, with an exercise price per share equal to $1.752. The Strategic Advisor Warrants are exercisable for cash or pursuant to a cashless exercise, in whole or in part, at any time and from time to time, for a period of seven years from the date of issuance. The Strategic Advisor Agreement also contains customary representations and warranties, confidentiality provisions and limitations on liability.

Placement Agent Agreement

On September 8, 2025, the Company entered into a letter agreement with R.F. Lafferty & Co., Inc. (the “Placement Agent Agreement”) for provision of certain placement agency services. Pursuant to the terms of the Placement Agent Agreement, R.F. Lafferty & Co., Inc. is acting as the sole placement agent in connection with the sale of the Securities and will receive, (i) a cash fee equal to two and one-half percent (2.5%) of the aggregate gross proceeds of the offering; and (ii) warrants to purchase a number of shares of Common Stock up to to two and one-half percent (2.5%) of the aggregate number of Securities sold in this offering, subject to certain exclusions as set forth in the Placement Agent Agreement (the “Placement Agent Warrants”) with such Placement Agent Warrants having an exercise price of $1.752 per share.

On the Closing Date, the Company issued to the Placement Agent and representatives of the Placement Agent, Placement Agent Warrants which may be exercised for the purchase of up to 3,855,821 shares of Common Stock, with an exercise price per share equal to $1.752. The Placement Agent Warrants are exercisable for cash or pursuant to a cashless exercise, in whole or in part, at any time and from time to time, for a period of five years from the date of issuance.

Seller Note Termination Agreement

In connection with the Purchase Agreement, the Company entered into an agreement (“Seller Note Termination Agreement”) with the holders of the convertible promissory notes (the “Seller Notes”) issued in connection with the Company’s acquisition of Forever 8 Fund, LLC in September 2022. Pursuant to the Seller Note Termination Agreement, the Sellers converted all remaining outstanding principal and accrued interest obligations of the Company under the Seller Notes, aggregating $23,580,108, into an aggregate of 800,000 shares of Common Stock. Upon execution of the Seller Note Termination Agreement and issuance of such shares, the Seller Notes were deemed fully satisfied, discharged, and extinguished, and are of no further force or effect without any further liability on the part of the Company.

The offer and sale to the Purchasers of the Securities, the issuance of shares of Common Stock pursuant to the Seller Note Termination Agreement, and the issuance of the Placement Agent Warrants and Strategic Advisor Warrants are made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption or exclusion from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions with the Purchasers to be made under the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement, Pre-Funded Warrant, RRA Seller Note Termination Agreement, DACA, Strategic Advisor Agreement and Strategic Advisor Warrant are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, Pre-Funded Warrant, RRA, Placement Agent Agreement, Placement Agent Warrant, Seller Note Termination Agreement, Master Loan Agreement, DACA, Strategic Advisor Agreement and Strategic Advisor Warrant copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10, respectively, hereto and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Information regarding unregistered sales of securities set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with entering into the Purchase Agreement, on September 8, 2025, Paul Vassilakos resigned as an officer and director of the Company. Mr. Vassilakos’ resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. On the same date, Daniel “Dan” Ives was appointed to serve as the Company’s Chairman of the Company’s Board of Directors (the “Board”).

Daniel Ives (Chairman)

Daniel Ives, age 61, is a seasoned financial executive and technology sector specialist with over two decades of experience as an equity research analyst on Wall Street. Mr. Ives currently serves as Managing Director and Senior Equity Research Analyst at Wedbush Securities, where he has led the firm’s technology research efforts since 2018 and holds the position of Global Head of Technology Research. Throughout his career, Mr. Ives has developed deep expertise in the enterprise software and hardware sectors, including cybersecurity, cloud computing, big data, mobile technologies, and, more recently, electric vehicles and other disruptive technologies. Prior to joining Wedbush, Mr. Ives spent 16 years as a Managing Director at FBR Capital Markets, where he focused on technology research and analysis. He began his professional career as a financial analyst at HBO before earning his MBA in Finance. Mr. Ives is recognized for his comprehensive understanding of the technology industry and its evolving landscape, providing strategic insights to institutional investors and corporate clients. He holds a Bachelor of Science in Finance from Penn State University and a Master of Business Administration from the University of Maryland.

In connection with his appointment and service as Chairman of the Board, Mr. Ives will be entitled to receive (i) an annual cash fee of $100,000, (ii) up to $200,000 in aggregate value per year in the form of shares of the Company’s common stock or restricted stock units (subject to vesting), and (iii) an inducement grant award comprised of (A) 4,280,822 shares of restricted Common Stock (the “Restricted Stock”), which shall be subject to a 5-year vesting period, with 20% of the Restricted Stock vesting annually on the anniversary of the grant date; and (B) options to purchase up to up to 856,164 shares of Common Stock at an exercise price of $14.60 per share, which shall expire (if unexercised) seven years following the grant date, in each case subject to the terms and conditions described in the Board of Directors Agreement entered into between Mr. Ives and the Company. The foregoing description of the Board of Directors Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.11 hereto and incorporated by reference herein.

There are no other arrangements or understandings between Mr. Ives and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Ives and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Kevin O’Donnell (Chief Executive Officer) & Brett Vroman (Chief Financial Officer)

Under his Agreement with the Company, Mr. O’Donnell will continue as CEO, on a non-interim basis, for a one-year term commencing on a date to be determined in 2025, with an option to renew for an additional one-year term.    Mr. O’Donnell will receive an annualized base salary of $500,000, payable in accordance with the Company’s regular payroll practices.  He is eligible for a one-time cash bonus equal to 175% of his base salary ($875,000), payable within thirty days following the twelve-month anniversary of the start date, subject to the Company’s achievement of certain milestones related to a PIPE transaction, timely filing of required reports, and a clean annual audit.   If the renewal option is exercised, Mr. O’Donnell will be eligible for an annual bonus during the renewal term, with the amount and performance metrics to be determined by the Board.  Subject to Board approval, Mr. O’Donnell will be granted 400,000 restricted stock units subject to a vesting period of six months, subject to continued employment and the terms of the Company’s equity incentive plan and a separate award agreement.  Mr. O’Donnell is also eligible to participate in the Company’s employee benefit plans and will be reimbursed for reasonable business expenses.

Mr. Vroman’s Agreement provides that he will continue as Chief Financial Officer for a one-year term commencing on a date to be determined in 2025.   Mr. Vroman will receive an annualized base salary of $350,000, payable in accordance with the Company’s regular payroll practices.  He is eligible for a one-time cash bonus equal to 175% of his base salary ($612,500), payable within thirty days following the twelve-month anniversary of the start date, subject to the same conditions as Mr. O’Donnell’s bonus.  Mr. Vroman is also eligible to participate in the Company’s employee benefit plans and will be reimbursed for reasonable business expenses.

If the employment of Mr. O’Donnell or Mr. Vroman is terminated by the Company without cause or by the executive for good reason (as defined in their respective agreements), the executive will be entitled to accrued but unpaid base salary and reimbursable expenses through the date of termination, the pro rata portion of base salary for the remainder of the term, an additional six months of base salary and benefits, immediate and full vesting of any outstanding equity securities, and the full amount of the applicable bonus.  In the event of a change of control (as defined in the agreements), if the executive’s employment is terminated by the Company without cause or by the executive for good reason within twelve months following such change of control, the executive will be entitled to the payments and benefits described above.  The Agreements also contain customary confidentiality and return of property provisions.

There are no family relationships between Mr. O’Donnell or Mr. Vroman and any director or executive officer of the Company, and neither has any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K. The foregoing descriptions of the Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements, which are filed as Exhibits 10.12 and 10.13 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On September 8, 2025, the Company issued a press release announcing the execution of the Purchase Agreement and related matters described above. The press release is included as Exhibit 99.1 hereto.

On September 10, 2025, the Company issued a press release announcing the closing of the Offering and the plan to change the Nasdaq trading symbol of the Common Stock to “ORBS”. The press release is included as Exhibit 99.2 hereto.

The information furnished under this Item 7.01, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Form of Securities Purchase Agreement, dated September 8, 2025, between Eightco Holdings Inc. and each Purchaser (as defined therein)
10.2	Form of Pre-Funded Warrant
10.3	Form of Registration Rights Agreement, dated September 8, 2025, between Eightco Holdings Inc. and each Purchaser (as defined therein)
10.4	Placement Agent Agreement, dated September 8, 2025, between Eightco Holdings Inc. and R.F. Lafferty & Co., Inc.
10.5	Form of Placement Agent Warrant
10.6	Seller Note Termination Agreement, dated September 8, 2025, between Eightco Holdings Inc. and the Sellers party thereto
10.7	Master Loan Agreement, dated September 7, 2025, between ORB Subsidiary One LLC and the lender party thereto.
10.8	Consulting Agreement, dated September 9, 2025, between Eightco Holdings Inc. and Worldcoin Tower LLC
10.9	Strategic Advisor Agreement, dated September 9, 2025, between Eightco Holdings Inc. and Worldcoin Tower Instant LLC
10.10	Form of Strategic Advisor Warrant
10.11	Board of Directors Agreement, dated September 8, 2025, between Eightco Holdings Inc. and Daniel Ives
10.12	Compensation Agreement, dated September 8, 2025, between Eightco Holdings Inc. and Kevin O’Donnell
10.13	Compensation Agreement, dated September 8, 2025, between Eightco Holdings Inc. and Brett Vroman
99.1	Press Release, dated September 8, 2025
99.2	Press Release, dated September 10, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2025	EIGHTCO HOLDINGS INC.

	By:	/s/ Brett Vroman
Brett Vroman
Chief Financial Officer